Asset Release “Testing the Waters” E-Mails

Asset 50% Reserved “Testing the Waters” E-Mails

Asset 93% Reserved “Testing the Waters” E-Mails

Promotional “Testing the Waters” Materials

iPad “Testing the Waters” Reservation Process

iPhone  “Testing the Waters” Reservation Process

Rally Rd.



AVAILABLE NOW!

ACCEPTING RESERVATIONS.

New On Rally Rd...

NOW ACCEPTING RESERVATIONS!

(Symbol ***#69BM1****)*

Download on the App Store

ACCESS CODE: **early**

View ***#69BM1*** *now in the ALL NEW Rally Rd. app for iPhone and learn about the history of this extraordinary vehicle + reserve your shares before the app becomes available to the public!*

Why It Matters....

Only 1,627 Mustang Boss 302 models were produced for 1969, compared with total Mustang production of 299,036 vehicles in that same year. The Series #69BM1 asset represents 1 of just 81 with this specific combination of paint & trim codes. The Mustang's legendary status as one of the best selling and most recognizable cars of all time affords it a global and trans-generational appeal that is unique for its class and era.*

...

We invite you make history with us on Rally Rd. Download the app here to view details on this offering, follow us on Instagram for previews of what's next, and check out our blog for a behind-the-scenes look at our company. We encourage you to ask questions often by emailing us at hello@rallyrd.com, or you can view our FAQs from inside the app.

You heard it here first...

...

- The Rally Rd. Team

* See Marti Report // https://www.wired.com/2014/04/ford-mustang-50th-anniversary

Rally RD.

The 1969 Boss 302 Mustang (#69BM1) ICO is now **50% reserved!**

Reserve Your Shares Now!

If you have any questions about this process, we encourage you to reach out by simply replying to this email, or you can check out our updated FAQ section to learn more.

THANK YOU!

The Rally Rd. Team

Rally RD.

The '69 Boss 302 Mustang ,(#69BM1) ICO is now **93% reserved on Rally Rd!**

Reserve Your Shares Now!

If you have any questions about this process, we encourage you to reach out by simply replying to this email, or you can check out our updated FAQ section to learn more.

THANK YOU!

The Rally Rd. Team

GENERAL PROMOTIONAL PRINTOUT - GIVEN TO INDIVIDUALS BY HAND AT TRADESHOW (6" WIDE)

FRONT


PEOPLE PASSION AND PROFIT
AVAILABLE ON RALLYRD.
57.50 2000
NEW YORK, N.Y. 7
57.50 2000
FIFTY SEVEN DOLLARS AND FIFTY CENTS

BACK


RALLYRD.
RALLY RD. IS A MOBILE APP WHERE BLUE-CHIP COLLECTOR CARS ARE TURNED INTO STOCKS.
JOIN US ON:
RALLYRD.COM
FIFTY SEVEN DOLLARS AND FIFTY CENTS

NOVELTY RECEIPT GIVEN TO USERS WHO MADE RESERVATION AT TRADESHOW (BUSINESS CARD SIZED).

FRONT


#69BM1
1969 BOSS 302
MUSTANG
VIN: 9F02G191522

BACK


To check reservation status, search "Rally Rd." in the App store (for Apple iPhone), or log on to:
WWW.RALLYRD.COM/69BM1

Rally RD.

SYMBOL

#69BM1

ASSET MAKE & MODEL

'69 BOSS 302 MUSTANG

TOTAL OFFERING

$115,000

60% RESERVED!

DETAILS

GALLERY

CHARTS



2000 EQUITY SHARES AVAILABLE | $57.50 PER SHARE

RESERVE NOW!

By making a reservation, you are requesting a spot to invest in an upcoming offering.
A reservation is non-binding, and you may change the amount at any time. "Shares" refers to interests in a series of RSE Collection, LLC

ABOUT RALLY RD. HOW'S THIS WORK?

X

#69BM1: THE DETAILS

Designed by Larry Shinoda, the iconic model name was coined in a conversation he had early in the design cycle with another Ford exec. When questioned about the top-secret project he was working on, he simply replied that it was "the boss's car." The final design marked a new chapter in the newly formed rivalry between the Camaro and the Mustang. The 302's looks were only beaten by its performance.

Only 1,627 Mustang Boss 302 models were produced for 1969, compared with total Mustang production of 299,036 vehicles in that same year. The Series #69BM1 asset represents 1 of just 81 with this specific combination of paint & trim codes. The Mustang's legendary status as one of the best selling and most recognizable cars of all time affords it a global and trans-generational appeal that is unique for its class and era •

PRICE PER SHARE	$57.50
BUILD DATE	6/4/1969
MARKET CAP.	$115,000
STORAGE LOCATION	RALLY RD. / DE
YEAR	1969
MAKE	FORD
MODEL	MUSTANG BOSS 302
VIN #	9F02G191522
ACTUAL MILEAGE	~63,200
MILES SINCE RESTO	~15
AWARDS	MCA "GOLD"
ORIGINAL ENGINE	YES
ORIGINAL TRANSMISSION	YES
ORIGINAL DEALERSHIP	JIM AIKEY FORD, IL

Rally RD.

X

#69BM1: THE GALLERY





X

#69BM1: VALUE CHANGE OVER TIME

Past performance is not indicative of future results. Similar assets may be materially different from, or may not be of the same quality as, the assets acquired or to be acquired by the Company. Values of comparable assets may vary depending on a number of factors, including market conditions, location of sale, associated taxes, paint job, original parts, condition of the vehicle, operating quality, level of wear and other factors. Further, an investment in a series of RSE Collection, LLC is not an investment in the underlying vehicle. The value of interests may materially differ from the value of the assets for many reasons, including market factors, fees charged by the asset manager and restrictions on liquidity. All prices shown represent Hagerty "Condition 1.5" comparable asset values. See rallyrd.com/disclaimer for full details


09/2006
$87,150
09/2008
$102,950
09/2010
$96,300
09/2012
$98,150
09/2014
$112,050
09/2016
$118,650
2006
2017

X

#69BM1: **RESERVE YOUR SHARES**

RSE Collection, LLC is "testing the waters" to gauge market demand from potential investors for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted.

No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. An indication of interest made by a prospective investor is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. "Share" refers to interests in a series of RSE Collection, LLC. Prospective investors are urged to carefully review that offering statement once qualified. See details at: rallyrd.com/disclaimer

Okay, I Understand

X

#69BM1: **RESERVE YOUR SHARES**

We need to collect some basic info to complete this reservation. This info will only be attached to your account and will NEVER be sold.

Enter Your Full Name

Enter Email Address

‹ BACK **NEXT ›**

X

#69BM1: **RESERVE YOUR SHARES**

Here's whats about to happen...

We need to collect some basic info from you to confirm your reservation. This will reserve your spot to purchase the number of shares you select on the next screen (subject to qualification of the offering statement by the SEC, your approval, and payment).

OKAY! ›

X

#69BM1: RESERVE YOUR SHARES

Each share of #69BM1 = $57.50.

You can reserve up to 200 shares

I want to reserve ______ shares

(x $57.50)

at a total cost of:

CONTINUE ›

X

#69BM1: **RESERVE YOUR SHARES**

Are You Currently Employed?

No

Yes

‹ BACK **NEXT ›**

X

#69BM1: **RESERVE YOUR SHARES**

What is your current yearly income
(including bonus & interest)?

< $50k	$50k - $100k	$100k - 200k	$200k >

‹ BACK **NEXT ›**

X

< $100k

$1m >

Accredited Investor

For an individual to be an accredited investor, he or she must meet at least one of the following criteria:

• Individual income exceeding $200K for each of the past two years with a reasonable expectation that the $200K threshold will be reached in the current year.

• Joint income with spouse exceeding $300K for each of the past two years with a reasonable expectation that the $300K threshold will be reached in the current year.

• An individual is an accredited investor if his/her net worth, individually or with spouse, exceeds $1M. Net worth should exclude the value of your primary residence and the mortgage on that residence to the extent it does not exceed the value of that residence.

An entity that is not a natural person (e.g., Fund, Corporation) generally qualifies as an accredited investor if it has at least $5M in assets and wasn't formed for the purpose of making the investment, or if all the owners of that entity are themselves accredited investors.

I'm Not Accredited | I'm Accredited

X

#69BM1: **RESERVE YOUR SHARES**


FINAL STEP!

To complete this process, we will need you to take a photo of your License or Government issued photo ID and attach this image to your account, encrypted and locked securely (Learn more about our security and encryption here).

CONTINUE ›

256 BIT SECURE ENCRYPTION

Fill the frame with your license

Make sure it's in focus, then snap a pic!

Back

X

#69BM1: **RESERVE YOUR SHARES**


NEW YORK STATE
DRIVER LICENSE
CLASS D

✓ CONFIRM PIC

‹ RE-TAKE PIC

X

#69BM1: **RESERVE YOUR SHARES**

Create a password to secure your reservation

Enter Password

Confirm Password

‹ BACK **NEXT ›**

X

#69BM1: **RESERVE YOUR SHARES**

✓ **Success!**

By agreeing to the Terms of Service below, you confirm your reservation to purchase **20 shares** of **#69BM1** for a total cost of **$1,150.00** at the close of this offering. We will send you a link to complete processing & payment, and to the qualified offering statement before the closing.

☐ I have read and agree to the Rally Rd. Terms of Service

CONFIRM RESERVATION

CONGRATS! YOU'RE IN!

Your receipt, next steps, and instructions on how you'll fund your investment will be sent via e-mail shortly!

OKAY


Search
2:44 PM
38%
#69BM1
$115K
'69 Boss 302 Mustang
EXPLORE & RESERVE
10% RESERVED | ACTIVE

Reserving Shares on Rally Rd.

RSE Collection, LLC is "testing the waters" to gauge market demand from potential investors for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted.

No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. An indication of interest made by a prospective investor is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. "Share" refers to interests in a series of RSE Collection, LLC. Prospective investors are urged to carefully review that offering statement once qualified. see details: rallyrd.com/disclaimers

Okay, I Understand


Search
12:32 PM
51%
#69BM1 RESERVE NOW
#69BM1
'69 BOSS 302 MUSTANG
ACCEPTING RESERVATIONS
DEAL CARD
GOAL: $115,000
10% RESERVED
$29K RESERVED
122 USERS HAVE RESERVED SHARES
CONVO
DETAILS
MEDIA
LEGAL
RESERVE NOW!

×

Here's whats about to happen...

We need to collect some basic info from you to confirm your reservation. This will reserve your spot to purchase the number of shares you select on the next screen (subject to qualification of the offering statement by the SEC, your approval, and payment).

OKAY! >


Each share of #69BM1 = $57.50.
You can reserve up to
200 shares
I want to reserve
shares
(x $57.50)
at a total cost of:
CONTINUE ›
Done
1
2
ABC
3
DEF
4
GHI
5
JKL
6
MNO
7
PQRS
8
TUV
9
WXYZ
0


We need to collect some basic info to complete your reservation. This info will only be attached to your account and will NEVER be sold.
Enter Your Full Name
Primary Phone #
‹ BACK
NEXT ›
Q W E R T Y U I O P
A S D F G H J K L
Z X C V B N M
123
space
@
.
return

×

Are You Currently Employed?

No | Yes

‹ BACK NEXT ›

Back

What is your current yearly income (including bonus & interest)?

< $50k

$50k - $100k

$100k - 200k

$200k >

< BACK NEXT >

Back

Are You an
Accredited Investor? ⓘ

No | Yes

‹ BACK   NEXT ›

Back

Accredited Investor

For an individual to be an accredited investor, he or she must meet at least one of the following criteria:

- Individual income exceeding $200K for each of the past two years with a reasonable expectation that the $200K threshold will be reached in the current year.

- Joint income with spouse exceeding $300K for each of the past two years with a reasonable expectation that the $300K threshold will be reached in the current year.

- An individual is an accredited investor if his/her net worth, individually or with spouse, exceeds $1M. Net worth should exclude the value of your primary residence and the mortgage on that residence to the extent it does not exceed the value of that residence.

An entity that is not a natural person (e.g., Fund, Corporation) generally qualifies as an accredited investor if it has at least $5M in assets and wasn't formed for the purpose of making the investment, or if all the owners of that entity are themselves accredited investors.

I'm Not Accredited **I'm Accredited**

What is your estimated net worth?
(excluding the value of a primary residence & the mortgage thereon up to that value)

< $100k	$100k - $500k
$500k - $1m	$1m >

‹ BACK NEXT ›

Back

×


FINAL STEP!

To complete this process, we will need you to take a photo of your License or Government issued photo ID and attach this image to your account, encrypted and locked securely (Learn more about our security and encryption here).

CONTINUE ›

Back


256 BIT SECURE
Allow “Rally Rd.” to access your camera?
The camera is needed to confirm your license
Cancel
Allow
Fill the frame with your license
Make sure it's in focus, then snap a pic!
Back

256 BIT SECURE ENCRYPTION


NEW YORK STATE
Commissioner of Motor Vehicles
DRIVER LICENSE
CLASS D
SEX: M EYES: BR HT: 5-10
E: NONE
R: NONE
ISSUED: 02-08-12 EXPIRES 12-11-19

Fill the frame with your license

Make sure it's in focus, then snap a pic!

Back


NEW YORK STATE
DRIVER LICENSE
CLASS D

✔ CONFIRM PIC

‹ RE-TAKE PIC

×

✓ Success!

By agreeing to the Terms of Service below, you confirm your reservation to purchase **20 shares** of **#69BM1** for a total cost of **$1,150.00** at the close of this offering. We will send you a link to complete processing & payment, and to the qualified offering statement before the closing.

☐ I have read and agree to the Rally Rd. Terms of Service

CONFIRM RESERVATION

Back

CONGRATS! YOU'RE IN!

Your receipt, next steps, and instructions on how you'll fund your investment will be sent via e-mail shortly. Your reservation details are also accessible through the (**$**) icon on the top right of the home screen.

OKAY